                                                                    Exhibit 12.1

               Wilsons The Leather Experts Inc. and Subsidiaries
               Computation of Ratio of Earnings to Fixed Charges
                         (In Thousands, Except Ratios)

                                                                  Predecessor Companies
                                         ----------------------------------------------------------------------
                                                                                                      Eight
                                           Years Ended December 31,       Five Months Ended           Months
                                         --------------------------      ---------------------        Ended
                                                                         May 27,      May 25,      January 27,
                                              1994         1995          1995         1996            1996
                                         ----------------------------------------------------------------------
Income (loss) before income taxes           $(15,700)    $(183,515)    $(33,465)    $(17,744)      $(150,239)

Fixed charges:
  Interest expense (including amortiza-
     tion of deferred financing costs)         8,393        10,463        3,396        1,581           7,400
  One-third of the rent expense
     from operating leases                    13,839        13,874        5,643        4,791           9,251
                                            --------     ---------     --------     --------       ---------
     Fixed charges                          $ 22,232     $  24,337     $  9,039     $  6,372       $  16,651
                                            ========     =========     ========     ========       =========
     Earnings (loss), as defined            $  6,532     $(159,178)    $(24,426)    $(11,372)      $(133,588)
                                            ========     =========     ========     ========       =========
  Fixed charges                             $ 22,232     $  24,337     $  9,039     $  6,372       $  16,651
                                            ========     =========     ========     ========       =========
Ratio of earnings to fixed charges               0.3x            -            -            -               -
                                            ========     =========     ========     ========       =========

                                                          Combined
                                           Company      Companies (1)                  Company
                                        -------------   -------------       ----------------------------------
                                           Period
                                            From
                                          Inception
                                           (May 26,     Year Ended                   Year Ended
                                           1996) to     -------------      -----------------------------------
                                         February 1,    February 1,              January 31,        January 30,
                                             1997           1997                   1998               1999
                                         ----------------------------      ------------------------------------
Income (loss) before income taxes        $ 39,434         $ 12,900             $   17,858          $   29,896

Fixed charges:
  Interest expense (including amortiza-
     tion of deferred financing costs)      6,002            6,500                  6,434               7,815
  One-third of the rent expense
     from operating leases                  9,649           12,538                 11,795              12,472
                                         --------         --------             ----------          ----------
     Fixed charges                       $ 15,651         $ 19,038             $   18,229          $   20,287
                                         ========         ========             ==========          ==========
     Earnings (loss), as defined         $ 55,085         $ 31,938             $   36,087          $   50,183
                                         ========         ========             ==========          ==========
  Fixed charges                          $ 15,651         $ 19,038             $   18,229          $   20,287
                                         ========         ========             ==========          ==========
Ratio of earnings to fixed charges            3.5x             1.7x                   2.0x                2.5x
                                         ========         ========             ==========          ==========

---------------
(1) Results for the year ended February 1, 1997, include the unaudited financial results of the Predecessor Companies for the seventeen weeks ended May 25, 1996 and the audited financial results of the Company for the period from inception (May 26, 1996) to February 1, 1997, which periods together contain 53 weeks.